                                                                Exhibit 8.2


GRAY CARY WARE & FREIDENRICH LLP







400 Hamilton Avenue, Palo Alto, CA 94301-1825
Phone 650-833-2000 Fax 650-327-3699 www.graycary.com

      , 2002


IKOS Systems, Inc.
79 Great Oaks Blvd.
San Jose, CA 95119

Ladies and Gentlemen:

This opinion is being delivered to you in accordance with the requirements of
Item 601(b)(8) of Regulation S-K under the Securities Act of 1933, as amended, in connection with the filing of a registration statement on Form S-4 of a Proxy Statement/Prospectus (the "Registration Statement") pursuant to the Agreement and Plan of Merger and Reorganization dated as of July 2, 2001 (the "Merger Agreement") by and among Synopsys, Inc., a Delaware corporation ("Synopsys"), Oak Merger Corporation, a Delaware corporation ("Merger Sub") and a wholly owned subsidiary of Synopsys, and IKOS Systems, Inc., a Delaware corporation ("IKOS"). Pursuant to the Merger Agreement, Merger Sub will merge with and into IKOS (the "Merger").

Unless otherwise defined, capitalized terms referred to herein have the meanings set forth in the Merger Agreement. All section references, unless otherwise indicated, are to the Internal Revenue Code of 1986, as amended (the "Code").

We have acted as legal counsel to IKOS in connection with the preparation and execution of the Merger Agreement. As such, and for the purpose of rendering this opinion, we have examined and are relying upon (without any independent investigation or review thereof) the truth and accuracy, at all relevant times, of the statements, covenants, representations and warranties contained in the following documents (including all schedules and exhibits thereto): (1) the Merger Agreement; (2) representations and warranties made to us by Synopsys and IKOS in certain tax representation letters (the "Tax Representation Letters");
(3) the facts, statements, descriptions and representations set forth in the Registration Statement; and (4) such other instruments and documents related to the formation, organization and operation of Synopsys and IKOS or to the consummation of the Merger and the transactions contemplated thereby as we have deemed necessary or appropriate.

In connection with rendering this opinion, we have assumed (and are relying thereon, without any independent investigation or review thereof):

   1. the truth and accuracy, as of the date hereof and at the Effective Time, of the statements, covenants, representations and warranties contained in the Merger Agreement, in the Tax Representation Letters that have been provided to us and that were issued in support of this opinion, and in the Registration Statement and other documents related to Synopsys and IKOS as we have deemed necessary or appropriate for purposes of issuing this opinion;

   2. consummation of the Merger in accordance with the Merger Agreement, without any waiver, breach or amendment of any material provisions of the Merger Agreement, the effectiveness of the Merger under applicable state law, and the performance of all covenants contained in the Merger Agreement and the Tax Representation Letters without waiver or breach of any material provisions thereof;

SILICON VALLEY SAN DIEGO SAN FRANCISCO AUSTIN SACRAMENTO LA JOLLA
IMPERIAL VALLEY MEXICO

GRAY CARY WARE & FREIDENRICH LLP

IKOS Systems, Inc.

      , 2002

Page 2


   3. the accuracy, without qualification, of any representation or statement made "to the knowledge of" or similarly qualified, and as to all matters in which a person or entity is making a representation that such person or entity is not a party to, does not have, or is not aware of, any plan or intention, understanding or agreement inconsistent with such representation, there is in fact no such plan, intention, understanding, or agreement inconsistent with such representation;

   4. the reporting of the Merger as a reorganization, within the meaning of
Section 368(a) of the Code, by Synopsys and IKOS in their respective federal income tax returns;

   5. the absence of any occurrence since the date of the Tax Representation Letters, which change could have caused any of the declarations and representations contained in those letters to be untrue, incorrect or incomplete in any respect at any time since that date; and

   6. the authenticity of original documents (including signatures), conformity to the originals of documents submitted to us as copies, and due execution and delivery of all documents where due execution and delivery are prerequisites to effectiveness thereof.

Based on our examination of the foregoing items and subject to the assumptions, exceptions, limitations and qualifications set forth herein and in the Registration Statement under the heading "The Merger and Related Transactions-- Material United States Federal Income Tax Consequences," we are of the opinion that:

  (i) For Federal income tax purposes, the Merger will constitute a "reorganization" as defined in Section 368(a) of the Code.

  (ii) No gain or loss will be recognized by holders of IKOS common stock solely upon their receipt of Synopsys common stock in exchange for IKOS common stock in the Merger (except to the extent of cash received in lieu of a fractional share of Synopsys common stock);

  (iii) The aggregate tax basis of Synopsys common stock received by IKOS stockholders in the Merger (including any tax basis attributable to fractional shares deemed to be disposed of) will be the same as the aggregate tax basis of IKOS common stock surrendered in exchange therefor;

  (iv) The holding period of Synopsys common stock received by each IKOS stockholder in the Merger will include the period for which IKOS common stock surrendered in exchange therefor was considered to be held, provided that IKOS common stock so surrendered is held as a capital asset at the time of the Merger; and

  (v) Cash payments received by a holder of IKOS common stock in lieu of a fractional share will be treated as if the fractional share of Synopsys common stock had been issued in the Merger and then redeemed by Synopsys. An IKOS stockholder receiving cash payments will recognize gain or loss, upon payment, measured by the difference, if any, between the amount of cash received and that stockholder's basis in the fractional share.

The statements regarding United States federal income tax consequences set forth in the Registration Statement under the heading "The Merger and Related Transactions--Material United States Federal Income Tax Consequences," insofar as they constitute statements of law or legal conclusions, constitute our opinion as to such tax consequences. We express no opinion as to any federal, state or local, foreign or other tax consequences, other than as set forth herein or in the Registration Statement under the heading "The Merger and Related Transactions--Material United States Federal Income Tax Consequences."

GRAY CARY WARE & FREIDENRICH LLP

IKOS Systems, Inc.

      , 2002

Page 3


This opinion addresses only the matters described above. No opinion is expressed as to any other matter, including any other tax consequences of the Merger or any other transaction (including any transaction undertaken in connection with the Merger) under any foreign, federal, state or local tax law.

No opinion is expressed as to any transaction other than the Merger as described in the Merger Agreement or to any transaction whatsoever, including the Merger, if any of the transactions described in the Merger Agreement are not consummated in accordance with the terms of such Merger Agreement and without waiver or breach of any material provision thereof or if any of the representations, warranties, statements and assumptions upon which we relied are not true and accurate at all relevant times. In the event any one of the statements, covenants, representations, warranties or assumptions upon which we have relied to issue this opinion is incorrect, our opinion might be adversely affected and may not be relied upon.

This opinion represents and is based upon our best judgment regarding the application of federal income tax laws arising under the Code, existing judicial decisions, administrative regulations and published rulings and procedures. Our opinion is not binding upon the Internal Revenue Service or the courts, and the Internal Revenue Service is not precluded from successfully asserting a contrary position. Furthermore, no assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, would not adversely affect the accuracy of the conclusions stated herein. Nevertheless, we undertake no responsibility to advise you of any new developments in the application or interpretation of the federal income tax laws.

This opinion has been delivered to you only for the purpose stated. It is intended for the benefit of IKOS and the stockholders of IKOS and may not be relied upon for any other purpose or by any other person or entity, and may not be made available to any other person or entity without our prior written consent. We hereby consent, however, to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the Proxy Statement/Prospectus constituting a part thereof, and any amendments thereto.

Very truly yours,

GRAY CARY WARE & FREIDENRICH LLP